VALIDUS ANNOUNCES 2014 FULL YEAR NET INCOME OF $481.3 MILLION

2014 NET OPERATING RETURN ON AVERAGE EQUITY OF 13.2%

BOOK VALUE PER DILUTED COMMON SHARE OF $39.66 AT DECEMBER 31, 2014

Pembroke, Bermuda, January 29, 2015 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $125.9 million, or $1.38 per diluted common share, for the three months ended December 31, 2014, compared to $95.3 million, or $0.93 per diluted common share, for the three months ended December 31, 2013. Net income available to Validus was $481.3 million, or $5.08 per diluted common share, for the year ended December 31, 2014, compared to $532.7 million, or $4.94 per diluted common share, for the year ended December 31, 2013.
Net operating income available to Validus was $129.0 million, or $1.42 per diluted common share, for the three months ended December 31, 2014, compared to $100.1 million, or $0.97 per diluted common share, for the three months ended December 31, 2013. Net operating income available to Validus was $486.5 million, or $5.14 per diluted common share, for the year ended December 31, 2014, compared to $589.4 million, or $5.48 per diluted common share, for the year ended December 31, 2013.
Book value per diluted common share stands at $39.66, reflecting quarterly growth of 3.3% inclusive of dividends.
Commenting on the financial results for the full year ended December 31, 2014, Validus' Chairman and CEO Ed Noonan stated:
“During 2014, Validus delivered an impressive 13.2% operating return on average equity and 12.8% growth in book value per diluted share inclusive of dividends.  We also completed an important strategic objective by acquiring Western World Insurance Group, a leading specialty lines insurance company.  The addition of Western World provides Validus with a top notch underwriting and distribution platform in the United States, the world’s largest insurance market, to complement our Bermuda, London and other global operations.”

On October 2, 2014, the Company acquired all of the outstanding capital stock of Western World Insurance Group, Inc. ("Western World"), a specialty lines insurance company. The three month results of Western World have been included in the Company's results for the first time and are disclosed as a separate segment.
Net income and net operating income available to Validus, net earnings and net operating earnings per diluted common share available to Validus, by segment for the three months ended December 31, 2014 were as follows:

	Net Income Available to Validus	Net Operating Income Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$140.2	$132.1
Talbot	14.1	11.3
PaCRe, Ltd.	(7.1)	0.1
Other AlphaCat Companies	9.3	8.8
AlphaCat subtotal	2.2	8.9
Western World	11.4	10.9
Corporate & Eliminations	(42.0)	(34.2)
Total	$125.9	$129.0
Net earnings per diluted common share available to Validus	$1.38
Net operating earnings per diluted common share available to Validus		$1.42
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in net unrealized gains (losses) on investments, income (loss) from investment affiliate, foreign exchange gains (losses), other income (loss) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excludes income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

January 2015 Reinsurance Renewals - Validus Re and AlphaCat segments
During the January 2015 renewal season, the Validus Re and AlphaCat segments underwrote $540.9 million in gross premiums written, a decrease of 6.0% from the prior year renewal period. This renewal data does not include: (i) Talbot and Western World's operations as the business of each of these segments is distributed relatively evenly throughout the year and (ii) U.S. agriculture premiums.
Below is a table outlining the Validus Re and AlphaCat combined January 2015 renewals split by Catastrophe XOL, Per Risk and Proportional.

January 2015 Gross Premiums Written

	Validus Re segment and AlphaCat segment premium (a)
	Catastrophe XOL	Per Risk	Proportional	Total
	(Expressed in millions of U.S. dollars)
2015	$317.2	$58.4	$165.3	$540.9
2014	$355.2	$72.2	$147.8	$575.2
(Decrease) Increase	(10.7)%	(19.1)%	11.8%	(6.0)%

(a)	The renewal data above does not include intercompany eliminations between Validus Re and Talbot.

Below is a table outlining the Validus Re and AlphaCat segments' January 2015 reinsurance renewals split by line of business.

Validus Re segment premium (a)
	U.S.	International
	Property	Property	Marine	Specialty	Total
	(Expressed in millions of U.S. dollars)
2015	$90.0	$113.1	$126.0	$110.9	$440.0
2014	$109.6	$137.4	$138.1	$104.1	$489.2
(Decrease) Increase	(17.9)%	(17.7)%	(8.8)%	6.5%	(10.1)%

AlphaCat segment premium (b)
	U.S.	International
	Property	Property	Marine	Specialty	Total
	(Expressed in millions of U.S. dollars)
2015	$53.0	$47.9	$—	$—	$100.9
2014	$44.6	$41.4	$—	$—	$86.0
Increase	18.8%	15.7%	—%	—%	17.3%

Validus Re segment and AlphaCat segment premium (a)
	U.S.	International
	Property	Property	Marine	Specialty	Total
	(Expressed in millions of U.S. dollars)
2015 (c)	$143.0	$161.0	$126.0	$110.9	$540.9
2014 (c)	$154.2	$178.8	$138.1	$104.1	$575.2
(Decrease) Increase	(7.3)%	(10.0)%	(8.8)%	6.5%	(6.0)%

(a)	The renewal data above does not include intercompany eliminations between Validus Re and Talbot.

(b)
The renewal of AlphaCat premium in January 2015 is written through AlphaCat Reinsurance, Ltd. (“AlphaCat Re”), which is fully consolidated. AlphaCat Re writes business on behalf of AlphaCat 2014, Ltd., AlphaCat 2015, Ltd. and the AlphaCat ILS funds. Gross premiums written for PaCRe, Ltd. are also included.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Fourth Quarter 2014 Results
Highlights for the fourth quarter, including the three month results of Western World, include the following:

•	Gross premiums written for the three months ended December 31, 2014 were $336.6 million compared to $237.3 million for the three months ended December 31, 2013, an increase of $99.4 million, or 41.9%.

•	Net premiums earned for the three months ended December 31, 2014 were $558.7 million compared to $492.2 million for the three months ended December 31, 2013, an increase of $66.5 million, or 13.5%.

•	Underwriting income for the three months ended December 31, 2014 was $135.7 million compared to $110.4 million for the three months ended December 31, 2013, an increase of $25.3 million, or 22.9%.

•
Combined ratio for the three months ended December 31, 2014 was 75.7% which included $84.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 15.1 percentage points compared to a combined ratio for the three months ended December 31, 2013 of 77.6% which included $33.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 6.8 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses.

•
Net operating income available to Validus for the three months ended December 31, 2014 was $129.0 million compared to $100.1 million for the three months ended December 31, 2013, an increase of $29.0 million, or 29.0%.

•
Net income available to Validus for the three months ended December 31, 2014 was $125.9 million compared to $95.3 million for the three months ended December 31, 2013, an increase of $30.6 million, or 32.1%.

•
Annualized return on average equity of 13.8% and annualized net operating return on average equity of 14.2% for the three months ended December 31, 2014 compared to 10.2% and 10.7%, respectively, for the three months ended December 31, 2013.

Highlights for the full year ended December 31, 2014 include the following:

•	Gross premiums written for the year ended December 31, 2014 were $2,363.3 million compared to $2,401.1 million for the year ended December 31, 2013, a decrease of $37.8 million, or 1.6%.

•	Net premiums earned for the year ended December 31, 2014 were $2,002.4 million compared to $2,102.0 million for the year ended December 31, 2013, a decrease of $99.6 million, or 4.7%.

•	Underwriting income for the year ended December 31, 2014 was $526.9 million compared to $604.9 million for the year ended December 31, 2013, a decrease of $78.0 million, or 12.9%.

•
Combined ratio for the year ended December 31, 2014 was 73.7% which included $252.2 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 12.6 percentage points compared to a combined ratio for the year ended December 31, 2013 of 71.2% which included $205.4 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.8 percentage points.

•
Net operating income available to Validus for the year ended December 31, 2014 was $486.5 million compared to $589.4 million for the year ended December 31, 2013, a decrease of $103.0 million, or 17.5%.

•	Net income available to Validus for the year ended December 31, 2014 was $481.3 million compared to $532.7 million for the year ended December 31, 2013, a decrease of $51.3 million, or 9.6%.

•
Return on average equity of 13.1% and net operating return on average equity of 13.2% for the year ended December 31, 2014 compared to 14.0% and 15.5%, respectively, for the year ended December 31, 2013.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Notable Loss Events
During the three months ended December 31, 2014 and 2013, the Company did not incur any notable loss events, defined as consolidated losses which aggregate to a threshold greater than or equal to $30.0 million, however there was development on a previous quarter non-notable loss event, Tripoli airport, of $6.8 million during the three months ended December 31, 2014. The fourth quarter development caused this event to exceed the $30.0 million threshold and become a notable loss as a result.

		Three Months Ended December 31, 2014
		(Dollars in thousands)
Loss event (a) (b)		Validus Re		AlphaCat		Talbot		Western World		Total
Period	Description	Net Losses and Loss Expenses (c)	% of NPE (d)	Net Losses and Loss Expenses (c)	% of NPE (d)	Net Losses and Loss Expenses (c)	% of NPE (d)	Net Losses and Loss Expenses (c)	% of NPE (d)	Net Losses and Loss Expenses (c)	% of NPE (d)
Q3	Tripoli airport	$15,659	6.9%	$—	—%	$12,475	5.4%	$—	—%	$28,134	5.7%
Q4	Tripoli airport	$6,810	3.0%	$—	—%	$—	—%	$—	—%	$6,810	1.2%
Total		$22,469		$—		$12,475		$—		$34,944

(a)
For disclosure purposes, only those loss events which aggregate to over $30.0 million on a consolidated basis (“notable loss events”) are disclosed separately in the Company’s analysis of loss ratios and also included in the reserve for notable loss events and reserve for development on notable loss events table in the Company’s Annual Report on Form 10-K. In addition, only those loss events which aggregate to over $15.0 million but less than $30.0 million on a consolidated basis (“non-notable loss events”) are included in the Company’s analysis of loss ratios.

(b)
The notable loss event amount was based on management's estimates following a review of the company's potential exposure and discussions with clients and brokers. Given the magnitude of this event, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from this event and the Company's actual ultimate net losses from this event may vary materially from this estimate.

(c)	Net of reinsurance but not net of reinstatement premiums. Total reinstatement premiums were $0.9 million for the three months ended December 31, 2014.

(d)	NPE = Net premiums earned.

The Company's loss ratio, excluding prior year development, notable loss events, and non-notable loss events for the three months ended December 31, 2014 and 2013 was 52.7% and 49.1%, respectively.

Validus Re Segment - Fourth Quarter 2014 Results
Highlights for the fourth quarter include the following:

•
Gross premiums written for the three months ended December 31, 2014 were $32.7 million compared to $10.3 million for the three months ended December 31, 2013, an increase of $22.5 million, or 219.4%. Gross premiums written for the three months ended December 31, 2014 included $14.0 million of property premiums, $15.3 million of marine premiums and $3.5 million of specialty premiums, compared to $17.2 million of property premiums and $nil of marine premiums, offset by $(6.9) million of specialty premiums for the three months ended December 31, 2013.

•	Net premiums earned for the three months ended December 31, 2014 were $230.5 million compared to $250.3 million for the three months ended December 31, 2013, a decrease of $19.8 million, or 7.9%.

•	The combined ratio for the three months ended December 31, 2014 was 51.3% compared to 69.1% for the three months ended December 31, 2013, a decrease of 17.8 percentage points.

•
The loss ratio for the three months ended December 31, 2014 was 25.8% compared to 44.2% for the three months ended December 31, 2013, a decrease of 18.4 percentage points. The loss ratio for the three months ended December 31, 2014 included favorable loss reserve development on prior accident years of $30.8 million, benefiting the loss ratio by 13.3

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses. The loss ratio for the three months ended December 31, 2013 included unfavorable loss reserve development on prior accident years of $3.4 million, increasing the loss ratio by 1.3 percentage points.

•
Net operating income available to Validus Re for the three months ended December 31, 2014 was $132.1 million compared to $92.1 million, for the three months ended December 31, 2013, an increase of $40.0 million, or 43.4%.

•
General and administrative expenses for the three months ended December 31, 2014 were $21.0 million compared to $21.6 million for the three months ended December 31, 2013, a decrease of $0.6 million, or 2.9%.

Highlights for the full year ended December 31, 2014 include the following:

•
Gross premiums written for the year ended December 31, 2014 were $1,136.9 million compared to $1,242.5 million for the year ended December 31, 2013, a decrease of $105.6 million, or 8.5%. Gross premiums written for the year ended December 31, 2014 included $631.0 million of property premiums, $191.0 million of marine premiums and $314.9 million of specialty premiums, compared to $744.6 million of property premiums, $194.0 million of marine premiums and $303.9 million of specialty premiums for the year ended December 31, 2013.

•	Net premiums earned for the year ended December 31, 2014 were $917.3 million compared to $1,133.9 million for the year ended December 31, 2013, a decrease of $216.7 million, or 19.1%.

•	The combined ratio for the year ended December 31, 2014 was 58.2% compared to 62.6% for the year ended December 31, 2013, a decrease of 4.4 percentage points.

•
The loss ratio for the year ended December 31, 2014 was 33.5% compared to 37.9% for the year ended December 31, 2013, a decrease of 4.4 percentage points. The loss ratio for the year ended December 31, 2014 included favorable loss reserve development on prior accident years of $87.6 million, benefiting the loss ratio by 9.5 percentage points. The loss ratio for the year ended December 31, 2013 included favorable loss reserve development on prior accident years of $59.3 million, benefiting the loss ratio by 5.2 percentage points.

•
Net operating income available to Validus Re for the year ended December 31, 2014 was $452.4 million compared to $508.9 million, for the year ended December 31, 2013, a decrease of $56.5 million, or 11.1%.

•	General and administrative expenses for the year ended December 31, 2014 were $74.7 million compared to $91.3 million for the year ended December 31, 2013, a decrease of $16.5 million, or 18.1%.

Talbot Segment - Fourth Quarter 2014 Results
Highlights for the fourth quarter include the following:

•
Gross premiums written for the three months ended December 31, 2014 were $247.4 million compared to $236.4 million for the three months ended December 31, 2013, an increase of $11.1 million, or 4.7%. Gross premiums written for the three months ended December 31, 2014 included $76.1 million of property premiums, $72.9 million of marine premiums and $98.4 million of specialty premiums compared to $60.9 million of property premiums, $75.1 million of marine premiums and $100.4 million of specialty premiums for the three months ended December 31, 2013.

•	Net premiums earned for the three months ended December 31, 2014 were $221.2 million compared to $204.3 million for the three months ended December 31, 2013, an increase of $16.9 million, or 8.3%.

•	The combined ratio for the three months ended December 31, 2014 was 96.8% compared to 86.8% for the three months ended December 31, 2013, an increase of 10.0 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
The loss ratio for the three months ended December 31, 2014 was 53.6% compared to 46.4% for the three months ended December 31, 2013, an increase of 7.2 percentage points. The loss ratio for the three months ended December 31, 2014 included favorable loss reserve development on prior accident years of $42.0 million, benefiting the loss ratio by 19.0 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses. The loss ratio for the three months ended December 31, 2013 included favorable loss reserve development on prior accident years of $37.0 million, benefiting the loss ratio by 18.1 percentage points.

•
Net operating income available to Talbot for the three months ended December 31, 2014 was $11.3 million compared to $33.4 million, for the three months ended December 31, 2013, a decrease of $22.1 million, or 66.1%.

•
General and administrative expenses for the three months ended December 31, 2014 were $43.8 million compared to $36.0 million for the three months ended December 31, 2013, an increase of $7.8 million, or 21.8%.

Highlights for the full year ended December 31, 2014 include the following:

•
Gross premiums written for the year ended December 31, 2014 were $1,101.8 million compared to $1,091.9 million for the year ended December 31, 2013, an increase of $9.9 million, or 0.9%. Gross premiums written for the year ended December 31, 2014 included $337.2 million of property premiums, $392.7 million of marine premiums and $371.9 million of specialty premiums compared to $345.8 million of property premiums, $381.2 million of marine premiums and $364.8 million of specialty premiums for the year ended December 31, 2013.

•	Net premiums earned for the year ended December 31, 2014 were $879.8 million compared to $830.7 million for the year ended December 31, 2013, an increase of $49.1 million, or 5.9%.

•	The combined ratio for the year ended December 31, 2014 was 87.8% compared to 79.8% for the year ended December 31, 2013, an increase of 8.0 percentage points.

•
The loss ratio for the year ended December 31, 2014 was 48.1% compared to 41.7% for the year ended December 31, 2013, an increase of 6.4 percentage points. The loss ratio for the year ended December 31, 2014 included favorable loss reserve development on prior accident years of $141.2 million, benefiting the loss ratio by 16.1 percentage points. The loss ratio for the year ended December 31, 2013 included favorable loss reserve development on prior accident years of $146.2 million, benefiting the loss ratio by 17.6 percentage points.

•	Net operating income available to Talbot for the year ended December 31, 2014 was $125.0 million compared to $186.5 million for the year ended December 31, 2013, a decrease of $61.5 million, or 32.9%.

•	General and administrative expenses for the year ended December 31, 2014 were $150.8 million compared to $136.5 million for the year ended December 31, 2013, an increase of $14.4 million, or 10.5%.
AlphaCat Segment - Fourth Quarter 2014 Results
Highlights for the fourth quarter include the following:

•
Gross premiums written, including PaCRe, for the three months ended December 31, 2014 were $0.1 million compared to $0.3 million for the three months ended December 31, 2013, a decrease of $0.1 million, or 57.1%.

•	Net premiums earned for the three months ended December 31, 2014 were $34.1 million compared to $37.6 million for the three months ended December 31, 2013, a decrease of $3.6 million, or 9.5%.

•
Other insurance related income, consisting primarily of management fee income, for the three months ended December 31, 2014 was $5.6 million compared to $9.0 million for the three months ended December 31, 2013, a decrease of $3.3 million, or 37.2%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
Income available to AlphaCat from non-consolidated operating affiliates for the three months ended December 31, 2014 was $4.1 million compared to $5.5 million for the three months ended December 31, 2013, a decrease of $1.4 million, or 24.8%.

•	Income attributable to operating affiliate investors for the three months ended December 31, 2014 was $26.6 million compared to $26.6 million for the three months ended December 31, 2013.

•	The combined ratio for the three months ended December 31, 2014 was 14.3% compared to 25.6% for the three months ended December 31, 2013, a decrease of 11.3 percentage points.

•
The loss ratio for the three months ended December 31, 2014 was (7.4)% compared to 1.7% for the three months ended December 31, 2013, a decrease of 9.1 percentage points. The loss ratio for the three months ended December 31, 2014 included favorable loss reserve development on prior accident years of $0.6 million, benefiting the loss ratio by 1.7 percentage points. The loss ratios for the three months ended December 31, 2013 did not include any loss reserve development on prior accident years.

•
Net operating income available to AlphaCat for the three months ended December 31, 2014 was $8.9 million compared to $11.8 million for the three months ended December 31, 2013, a decrease of $2.9 million, or 24.5%.

Highlights for the full year ended December 31, 2014 include the following:

•	Gross premiums written, including PaCRe, for the year ended December 31, 2014 were $135.2 million compared to $147.0 million for the year ended December 31, 2013, a decrease of $11.8 million, or 8.0%.

•	Net premiums earned for the year ended December 31, 2014 were $132.4 million compared to $137.4 million for the year ended December 31, 2013, a decrease of $5.1 million, or 3.7%.

•
Other insurance related income, consisting primarily of management fee income, for the year ended December 31, 2014 was $27.1 million compared to $26.4 million for the year ended December 31, 2013, an increase of $0.7 million, or 2.6%.

•
Income available to AlphaCat from non-consolidated operating affiliates for the year ended December 31, 2014 was $17.7 million compared to $14.3 million for the year ended December 31, 2013, an increase of $3.4 million, or 24.0%.

•
Income attributable to operating affiliate investors for the year ended December 31, 2014 was $109.4 million compared to $68.8 million for the year ended December 31, 2013, a change of $40.6 million, or 59.1%.

•	The combined ratio for the year ended December 31, 2014 was 17.5% compared to 36.9% for the year ended December 31, 2013, a decrease of 19.4 percentage points.

•
The loss ratio for the year ended December 31, 2014 was (7.3)% compared to 12.8% for the year ended December 31, 2013, a decrease of 20.1 percentage points. The loss ratio for the year ended December 31, 2014 included favorable loss reserve development on prior accident years of $12.2 million, benefiting the loss ratio by 9.2 percentage points. The loss ratio for the year ended December 31, 2013 did not include any loss reserve development on prior accident years.

•	Net operating income available to AlphaCat for the year ended December 31, 2014 was $38.6 million compared to $45.2 million, for the year ended December 31, 2013, a decrease of $6.6 million, or 14.7%.
Western World Segment - Fourth Quarter 2014 Results

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

On October 2, 2014, the Company acquired all of the outstanding capital stock of Western World. The three month results of Western World have been included in the Company's results for the first time, and are disclosed as a separate segment. For additional details on the purchase GAAP adjustments, refer to the Company's Current Report on Form 8-K furnished with the SEC on January 26, 2015.
Highlights for the fourth quarter include the following:

•
Gross premiums written for the three months ended December 31, 2014 were $65.2 million. Gross premiums written for the three months ended December 31, 2014 included $10.0 million of property premiums and $55.3 million of liability premiums.

•	Net premiums earned for the three months ended December 31, 2014 were $73.0 million.

•	The combined ratio for the three months ended December 31, 2014 was 89.7%.

•
The loss ratio for the three months ended December 31, 2014 was 69.9%. The loss ratio for the three months ended December 31, 2014 included favorable loss reserve development on prior accident years of $11.2 million, benefiting the loss ratio by 15.4 percentage points.

•	Net operating income available to Western World for the three months ended December 31, 2014 was $10.9 million.

•	General and administrative expenses for the three months ended December 31, 2014 were $11.1 million.
Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole.
General and administrative expenses for the three months ended December 31, 2014, net of operating segment eliminations, were $18.3 million compared to $20.4 million for the three months ended December 31, 2013, a decrease of $2.0 million or 10.0%. Share compensation expenses for the three months ended December 31, 2014, net of operating segment eliminations were $3.0 million compared to $2.9 million for the three months ended December 31, 2013, an increase of $0.1 million or 3.6%. In addition to the general and administrative expenses noted above, there were $4.7 million of non-recurring costs relating to the acquisition of Western World for the three months ended December 31, 2014.
General and administrative expenses for the year ended December 31, 2014, net of operating segment eliminations, were $73.5 million compared to $68.8 million for the year ended December 31, 2013, an increase of $4.7 million, or 6.9%. Share compensation expenses for the year ended December 31, 2014, net of operating segment eliminations, were $11.4 million compared to $9.9 million for the year ended December 31, 2013, an increase of $1.5 million, or 14.9%. In addition to the general and administrative expenses noted above, there were $8.1 million of non-recurring costs relating to the acquisition of Western World for the year ended December 31, 2014.
Investments
Net investment income for the three months ended December 31, 2014 was $30.2 million compared to $24.2 million for the three months ended December 31, 2013, an increase of $6.0 million, or 24.6%.
Net realized gains on investments for the three months ended December 31, 2014 were $6.9 million compared to $4.4 million for the three months ended December 31, 2013, an increase of $2.5 million, or 55.2%.
The change in net unrealized losses on investments for the three months ended December 31, 2014 was $(74.1) million compared to the change in net unrealized gains of $20.1 million for the three months ended December 31, 2013, a decrease of $94.3 million, or 468.1%. The change in net unrealized losses on investments for the three months ended December 31, 2014 was driven by ($72.1) million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was $64.9 million for the three months ended December 31, 2014, leaving a net impact to the Company of ($7.2) million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

The change in net unrealized gains on investments for the three months ended December 31, 2013 was driven by $26.6 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was ($23.9) million for the three months ended December 31, 2013, leaving a net impact to the Company of $2.7 million.
Net investment income for the year ended December 31, 2014 was $100.1 million compared to $96.1 million for the year ended December 31, 2013, an increase of $4.0 million, or 4.2%.
Net realized gains on investments for the year ended December 31, 2014 were $23.1 million compared to $3.3 million for the year ended December 31, 2013, an increase of $19.8 million, or 608.9%.
The change in net unrealized losses on investments for the year ended December 31, 2014 was ($58.0) million compared to ($58.5) million for the year ended December 31, 2013, an increase of $0.5 million, or 0.9%. The change in net unrealized losses on investments for the year ended December 31, 2014 was driven by ($55.1) million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was $49.6 million for the year ended December 31, 2014, leaving a net impact to the Company of ($5.5) million.
The change in net unrealized losses on investments for the year ended December 31, 2013 was driven by ($6.1) million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was $5.5 million for the year ended December 31, 2013, leaving a net impact to the Company of ($0.6) million.
Finance Expenses
Finance expenses for the three months ended December 31, 2014 were $16.5 million compared to $16.9 million for the three months ended December 31, 2013, a decrease of $0.5 million, or 2.7%.
Finance expenses for the year ended December 31, 2014 were $63.9 million compared to $64.2 million for the year ended December 31, 2013, a decrease of $0.3 million, or 0.5%.
Shareholders' Equity and Capitalization
As at December 31, 2014, total shareholders' equity was $4.0 billion including $458.6 million of noncontrolling interest. Shareholders' equity available to Validus was $3.6 billion as at December 31, 2014. Book value per diluted common share was $39.66 at December 31, 2014, compared to $38.70 at September 30, 2014. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of this measure to book value per common share is presented at the end of this release.
Total capitalization at December 31, 2014 was $4.9 billion, including $539.3 million of junior subordinated deferrable debentures, $247.3 million of senior notes and $80.0 million of redeemable noncontrolling interest. Total capitalization available to Validus at December 31, 2014 was $4.4 billion, excluding $458.6 million of noncontrolling interest and $80.0 million of redeemable noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Share Repurchases
For the three months ended December 31, 2014, the number of shares repurchased by the Company was 5.5 million. A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at September 30, 2014				Quarter ended
Effect of share repurchases:	(cumulative)	October	November	December	December 31, 2014
Aggregate purchase price (a)	$2,006,875	$65,633	$73,454	$85,339	$224,426
Shares repurchased	64,502,410	1,663,577	1,815,805	2,063,712	5,543,094
Average price (a)	$31.11	$39.45	$40.45	$41.35	$40.49

Estimated cumulative net accretive (dilutive) impact on:
Book value per diluted common share (b)					3.35
Earnings per diluted share - Quarter (c)					0.53

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at December 31, 2014	January	As at January 28, 2015	Cumulative to Date Effect
Aggregate purchase price (a)	$2,231,301	$43,100	$43,100	$2,274,401
Shares repurchased	70,045,504	1,072,462	1,072,462	71,117,966
Average price (a)	$31.86	$40.19	$40.19	$31.98
(a) Share transactions are on a trade date basis through January 28, 2015 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during certain periods between 2009 and 2015 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

(c) The estimated impact on earnings per diluted share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to earnings per diluted share.

Conference Call
The Company will host a conference call for analysts and investors on January 30, 2015 at 10:00 AM (Eastern) to discuss the fourth quarter 2014 financial results and related matters. The conference call may be accessed by dialing 1-800-708-4540 (toll-free U.S.) or 1-847-619-6397 (international) and entering the passcode 3847 5579. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 13, 2015, by dialing 1-888-843-7419 (toll-free U.S.) or 1-630-652-3042 (international) and entering the passcode 3847 5579.
This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through February 13, 2015. In addition, a financial supplement relating to the Company's financial results for the three months and year ended December 31, 2014 is available in the Investor Relations section of the Company's website.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Holdings Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd. (“AlphaCat”).
The results of Western World are consolidated from the October 2, 2014 date of acquisition.
Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. Western World is a U.S. specialty lines insurance company focused on excess and surplus lines. AlphaCat is a Bermuda based investment adviser managing capital for third parties and the Group in insurance linked securities and other property catastrophe reinsurance investments.

Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Radina Russell / Josh Gerth

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at December 31, 2014 and December 31, 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31, 2014	December 31, 2013

Assets
Fixed maturities, at fair value (amortized cost: 2014—$5,534,494; 2013—$5,522,853)	$5,532,731	$5,542,258
Short-term investments, at fair value (amortized cost: 2014—$1,065,285; 2013—$751,734)	1,065,137	751,778
Other investments, at fair value (cost: 2014—$879,176; 2013—$723,498)	813,011	704,086
Cash and cash equivalents	407,705	527,377
Restricted cash	328,475	443,199
Total investments and cash	8,147,059	7,968,698
Investments in affiliates	261,483	141,243
Premiums receivable	707,647	697,233
Deferred acquisition costs	161,295	134,269
Prepaid reinsurance premiums	81,983	103,251
Securities lending collateral	470	3,392
Loss reserves recoverable	377,466	370,154
Paid losses recoverable	38,078	80,080
Deferred tax asset	18,280	—
Intangible assets	126,924	106,407
Goodwill	195,897	20,393
Accrued investment income	24,865	18,876
Other assets	164,633	202,436
Total assets	$10,306,080	$9,846,432

Liabilities
Reserve for losses and loss expenses	$3,234,394	$3,030,399
Unearned premiums	990,564	824,496
Reinsurance balances payable	127,128	154,874
Securities lending payable	936	3,858
Deferred income taxes	—	19,086
Net payable for investments purchased	50,256	19,383
Accounts payable and accrued expenses	318,245	278,187
Notes payable to operating affiliates	671,465	439,272
Senior notes payable	247,306	247,198
Debentures payable	539,277	541,416
Total liabilities	6,179,571	5,558,169

Commitments and contingent liabilities
Redeemable noncontrolling interest	79,956	86,512

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2014—155,554,224; 2013—154,488,497; Outstanding: 2014—83,869,845; 2013—96,044,312)	27,222	27,036
Treasury shares (2014—71,684,379; 2013—58,444,185)	(12,545)	(10,228)
Additional paid-in-capital	1,207,493	1,677,894
Accumulated other comprehensive (loss)	(8,556)	(617)
Retained earnings	2,374,344	2,010,009
Total shareholders' equity available to Validus	3,587,958	3,704,094

Noncontrolling interest	458,595	497,657

Total shareholders' equity	4,046,553	4,201,751

Total liabilities, noncontrolling interests and shareholders' equity	$10,306,080	$9,846,432

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months and year ended December 31, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Underwriting income
Gross premiums written	$336,647	$237,273	$2,363,286	$2,401,106
Reinsurance premiums ceded	(33,623)	(24,558)	(309,233)	(372,585)
Net premiums written	303,024	212,715	2,054,053	2,028,521
Change in unearned premiums	255,724	279,523	(51,649)	73,524
Net premiums earned	558,748	492,238	2,002,404	2,102,045

Underwriting deductions
Losses and loss expenses	226,508	206,152	772,049	793,932
Policy acquisition costs	89,550	84,647	340,556	360,310
General and administrative expenses	98,186	82,930	329,792	315,265
Share compensation expenses	8,821	8,147	33,073	27,630
Total underwriting deductions	423,065	381,876	1,475,470	1,497,137

Underwriting income	$135,683	$110,362	$526,934	$604,908

Net investment income	30,167	24,204	100,076	96,072
Other insurance related income	5,524	7,743	21,982	19,120
Finance expenses	(16,474)	(16,925)	(63,854)	(64,177)
Operating income before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	$154,900	$125,384	$585,138	$655,923
Tax benefit (expense)	243	(603)	(155)	(383)
Income from operating affiliates	4,143	5,510	17,723	14,289
(Income) attributable to operating affiliate investors	(26,566)	(26,607)	(109,399)	(68,763)
Net operating income	$132,720	$103,684	$493,307	$601,066

Net realized gains on investments	6,902	4,448	23,095	3,258
Change in net unrealized (losses) gains on investments	(74,119)	20,137	(57,973)	(58,481)
Income from investment affiliate	530	516	8,411	4,790
Foreign exchange gains (losses)	4,131	(2,230)	(10,630)	2,505
Other (loss)	(770)	(3,697)	(2,243)	(10,777)
Transaction expenses (a)	(4,695)	—	(8,096)	—
Net income	$64,699	$122,858	$445,871	$542,361

Net loss (income) attributable to noncontrolling interest	61,209	(27,526)	35,464	(9,695)

Net income available to Validus	$125,908	$95,332	$481,335	$532,666

Selected ratios:
Net premiums written / Gross premiums written	90.0%	89.6%	86.9%	84.5%

Losses and loss expenses	40.5%	41.9%	38.6%	37.8%

Policy acquisition costs	16.0%	17.2%	17.0%	17.1%
General and administrative expenses (b)	19.2%	18.5%	18.1%	16.3%
Expense ratio	35.2%	35.7%	35.1%	33.4%

Combined ratio	75.7%	77.6%	73.7%	71.2%

(a) The transaction expenses relate to costs incurred in connection with the acquisition of Western World Insurance Group, Inc. (“Western World”), which was completed on October 2, 2014. The results of Western World are consolidated from the October 2, 2014 date of acquisition. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.
(b) The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the three months ended December 31, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended December 31, 2014						Three Months Ended December 31, 2013
	Validus Re	AlphaCat	Talbot	Western World (b)	Corporate and Eliminations	Total	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total
Underwriting income
Gross premiums written	32,741	108	247,446	65,235	(8,883)	336,647	10,250	252	236,374	(9,603)	237,273
Reinsurance premiums ceded	2,018	—	(38,096)	(6,428)	8,883	(33,623)	28	—	(34,189)	9,603	(24,558)
Net premiums written	34,759	108	209,350	58,807	—	303,024	10,278	252	202,185	—	212,715
Change in unearned premiums	195,701	33,961	11,873	14,189	—	255,724	239,982	37,389	2,152	—	279,523
Net premiums earned	230,460	34,069	221,223	72,996	—	558,748	250,260	37,641	204,337	—	492,238

Underwriting deductions
Losses and loss expenses	59,442	(2,515)	118,546	51,035	—	226,508	110,728	641	94,783	—	206,152
Policy acquisition costs	35,123	3,259	48,779	3,169	(780)	89,550	38,584	3,842	43,646	(1,425)	84,647
General and administrative expenses	20,982	3,963	43,797	11,121	18,323	98,186	21,611	5,008	35,952	20,359	82,930
Share compensation expenses	2,613	171	2,912	135	2,990	8,821	2,247	154	2,859	2,887	8,147
Total underwriting deductions	118,160	4,878	214,034	65,460	20,533	423,065	173,170	9,645	177,240	21,821	381,876

Underwriting income (loss)	112,300	29,191	7,189	7,536	(20,533)	135,683	77,090	27,996	27,097	(21,821)	110,362

Net investment income	18,314	1,730	6,253	4,523	(653)	30,167	19,576	1,044	4,565	(981)	24,204
Other insurance related income (loss)	774	5,640	711	264	(1,865)	5,524	905	8,985	1,255	(3,402)	7,743
Finance expenses	(3,596)	(1,506)	145	—	(11,517)	(16,474)	(3,978)	(1,461)	(3)	(11,483)	(16,925)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	127,792	35,055	14,298	12,323	(34,568)	154,900	93,593	36,564	32,914	(37,687)	125,384
Tax benefit (expense)	4,336	—	(2,978)	(1,422)	307	243	(1,483)	—	513	367	(603)
Income from operating affiliates	—	4,143	—	—	—	4,143	—	5,510	—	—	5,510
(Income) attributable to operating affiliate investors	—	(26,566)	—	—	—	(26,566)	—	(26,607)	—	—	(26,607)
Net operating income (loss) (a)	132,128	12,632	11,320	10,901	(34,261)	132,720	92,110	15,467	33,427	(37,320)	103,684
Net operating (income) attributable to noncontrolling interest	—	(3,683)	—	—	—	(3,683)	—	(3,618)	—	—	(3,618)
Net operating income (loss) available (attributable) to Validus	132,128	8,949	11,320	10,901	(34,261)	129,037	92,110	11,849	33,427	(37,320)	100,066

Notes:
(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliate and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

(b) The results of Western World are consolidated from the October 2, 2014 date of acquisition.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the year ended December 31, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Year Ended December 31, 2014						Year Ended December 31, 2013
	Validus Re	AlphaCat	Talbot	Western World (b)	Corporate and Eliminations	Total	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total
Underwriting income
Gross premiums written	1,136,910	135,181	1,101,770	65,235	(75,810)	2,363,286	1,242,522	147,009	1,091,890	(80,315)	2,401,106
Reinsurance premiums ceded	(182,056)	(4,348)	(192,211)	(6,428)	75,810	(309,233)	(226,264)	(525)	(226,111)	80,315	(372,585)
Net premiums written	954,854	130,833	909,559	58,807	—	2,054,053	1,016,258	146,484	865,779	—	2,028,521
Change in unearned premiums	(37,570)	1,517	(29,785)	14,189	—	(51,649)	117,679	(9,070)	(35,085)	—	73,524
Net premiums earned	917,284	132,350	879,774	72,996	—	2,002,404	1,133,937	137,414	830,694	—	2,102,045

Underwriting deductions
Losses and loss expenses	307,290	(9,670)	423,394	51,035	—	772,049	430,026	17,569	346,337	—	793,932
Policy acquisition costs	141,670	12,673	187,162	3,169	(4,118)	340,556	180,779	13,853	170,738	(5,060)	360,310
General and administrative expenses	74,739	19,590	150,828	11,121	73,514	329,792	91,260	18,765	136,458	68,782	315,265
Share compensation expenses	9,739	501	11,346	135	11,352	33,073	7,668	468	9,613	9,881	27,630
Total underwriting deductions	533,438	23,094	772,730	65,460	80,748	1,475,470	709,733	50,655	663,146	73,603	1,497,137

Underwriting income (loss)	383,846	109,256	107,044	7,536	(80,748)	526,934	424,204	86,759	167,548	(73,603)	604,908

Net investment income	74,599	4,276	20,575	4,523	(3,897)	100,076	81,346	3,865	18,061	(7,200)	96,072
Other insurance related income (loss)	3,159	27,122	1,095	264	(9,658)	21,982	19,222	26,424	1,819	(28,345)	19,120
Finance expenses	(14,727)	(3,545)	213	—	(45,795)	(63,854)	(16,111)	(5,734)	(259)	(42,073)	(64,177)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	446,877	137,109	128,927	12,323	(140,098)	585,138	508,661	111,314	187,169	(151,221)	655,923
Tax benefit (expense)	5,512	—	(3,880)	(1,422)	(365)	(155)	272	—	(671)	16	(383)
Income from operating affiliates	—	17,723	—	—	—	17,723	—	14,289	—	—	14,289
(Income) attributable to operating affiliate investors	—	(109,399)	—	—	—	(109,399)	—	(68,763)	—	—	(68,763)
Net operating income (loss) (a)	452,389	45,433	125,047	10,901	(140,463)	493,307	508,933	56,840	186,498	(151,205)	601,066
Net operating (income) attributable to noncontrolling interest	—	(6,843)	—	—	—	(6,843)	—	(11,617)	—	—	(11,617)
Net operating income (loss) available (attributable) to Validus	452,389	38,590	125,047	10,901	(140,463)	486,464	508,933	45,223	186,498	(151,205)	589,449

Notes:
(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliate and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies, and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

(b) The results of Western World are consolidated from the October 2, 2014 date of acquisition.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
For the three months and year ended December 31, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013

Net income available to Validus	$125,908	$95,332	$481,335	$532,666
Adjustments for:
Net realized (gains) on investments	(6,902)	(4,448)	(23,095)	(3,258)
Change in net unrealized losses (gains) on investments	74,119	(20,137)	57,973	58,481
(Income) from investment affiliate	(530)	(516)	(8,411)	(4,790)
Foreign exchange (gains) losses	(4,131)	2,230	10,630	(2,505)
Other loss	770	3,697	2,243	10,777
Transaction expenses (a)	4,695	—	8,096	—
Net (loss) income attributable to noncontrolling interest	(64,892)	23,908	(42,307)	(1,922)
Net operating income available to Validus	129,037	100,066	486,464	589,449
Less: Dividends and distributions declared on outstanding warrants	(1,552)	(1,552)	(6,208)	(19,214)
Net operating income available to Validus, adjusted	$127,485	$98,514	$480,256	$570,235

Net income per share available to Validus - diluted	$1.38	$0.93	$5.08	$4.94
Adjustments for:
Net realized (gains) on investments	(0.08)	(0.04)	(0.24)	(0.03)
Change in net unrealized losses (gains) on investments	0.82	(0.20)	0.61	0.57
(Income) from investment affiliate	(0.01)	(0.01)	(0.09)	(0.06)
Foreign exchange (gains) losses	(0.05)	0.02	0.11	(0.02)
Other loss	0.02	0.04	0.03	0.10
Transaction expenses (a)	0.05	—	0.09	—
Net (loss) income attributable to noncontrolling interest	(0.71)	0.23	(0.45)	(0.02)
Net operating income per share available to Validus - diluted	$1.42	$0.97	$5.14	$5.48

Weighted average number of common shares and common share equivalents	90,948,156	102,928,482	94,690,271	103,970,289

Average shareholders' equity available to Validus	$3,645,184	$3,744,128	$3,684,126	$3,806,166

Annualized net operating return on average equity	14.2%	10.7%	13.2%	15.5%

(a) The transaction expenses relate to costs incurred in connection with the acquisition of Western World Insurance Group, Inc. (“Western World”), which was completed on October 2, 2014. The results of Western World are consolidated from the October 2, 2014 date of acquisition. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends
As at December 31, 2014 and December 31, 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at December 31, 2014
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,587,958	83,869,845		$42.78

Tangible book value per common share				38.93

Book value per diluted common share
Total shareholders' equity available to Validus	3,587,958	83,869,845
Assumed exercise of outstanding warrants	90,950	5,174,114	$17.58
Assumed exercise of outstanding stock options	20,581	1,160,057	$17.74
Unvested restricted shares	—	3,068,564
Book value per diluted common share	$3,699,489	93,272,580		$39.66
Adjustment for accumulated dividends				8.88
Book value per diluted common share plus accumulated dividends				$48.54

Tangible book value per diluted common share				36.20

	As at December 31, 2013
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,704,094	96,044,312		$38.57

Tangible book value per common share				37.25

Book value per diluted common share
Total shareholders' equity available to Validus	3,704,094	96,044,312
Assumed exercise of outstanding warrants	98,513	5,296,056	$18.60
Assumed exercise of outstanding stock options	29,688	1,572,713	$18.88
Unvested restricted shares	—	2,853,083
Book value per diluted common share	$3,832,295	105,766,164		$36.23
Adjustment for accumulated dividends				7.68
Book value per diluted common share plus accumulated dividends				$43.91

Tangible book value per diluted common share				35.03

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity, book value per diluted common share and book value per diluted common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above.
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other insurance related income (loss), finance expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.
Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity.” A reconciliation of book value per diluted common share and book value per diluted common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com